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                                                                    EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

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SUBSIDIARIES OF THE COMPANY:
                                                           PLACE OF                                  PERCENT OF VOTING SECURITIES
NAMES OF SUBSIDIARY                                        INCORPORATION                                      OWNED BY REGISTRANT
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
Beagen Street Corporation                                  Delaware                                                           100
Flagg Bros. of Puerto Rico, Inc.                           Delaware                                                           100
GCO Properties, Inc.                                       Tennessee                                                          100
Genesco Global, Inc.                                       Delaware                                                           100
Genesco Merger Company Inc.                                Tennessee                                                          100
Genesco Netherlands BV                                     Netherlands                                                        100
Genesco Virgin Islands                                     Virgin Islands                                                     100
Genesco World Apparel, Ltd.                                Delaware                                                           100
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